EXHIBIT 99

TARA MINERALS CORP.

Common Stock

This Prospectus relates to shares (the “Shares”) of common stock (the “Common Stock”) of Tara Minerals Corp. (“Tara Minerals” or “the Company”) which may be issued pursuant to certain employee compensation plans adopted by the Company.  The employee compensation plans provide for the grant, to selected employees of the Company and other persons, of either shares of the Company’s common stock or options to purchase shares of the Company’s common stock.  Persons who received Shares pursuant to the Plans and who are offering such shares to the public by means of this Prospectus are referred to as the "Selling Shareholders".

The Company has an Incentive Stock Option Plan, a Non-Qualified Stock Option Plan and a Stock Bonus Plan.  In some cases these plans are collectively referred to as the "Plans".  The terms and conditions of any stock grants and the terms and conditions of any options, including the price of the shares of Common Stock issuable on the exercise of options, are governed by the provisions of the respective Plans and any particular agreements between the Company and the Plan participants.

The Selling Shareholders may offer the shares from time to time in negotiated transactions in the over-the-counter market, at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through securities broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker/dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions).  See "Selling Shareholders" and "Plan of Distribution".

None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company.  The Company has agreed to bear all expenses (other than underwriting discounts, selling commissions and fees and expenses of counsel and other advisers to the Selling Shareholders).  The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

The date of this prospectus is July__, 2008.

AVAILABLE INFORMATION

            The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “Commission”).  Proxy statements, reports and other information concerning the Company can be inspected and copied at the Commission's office at 100 F Street, NE, Washington, D.C. 20549.  Certain information concerning the Company is also available at the Internet Web Site maintained by the Securities and Exchange Commission at www.sec.gov.  This Prospectus does not contain all information set forth in the Registration Statement of which this Prospectus forms a part and exhibits thereto which the Company has filed with the Commission under the Securities Act and to which reference is hereby made.

DOCUMENTS INCORPORATED BY REFERENCE

The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this Prospectus). Requests should be directed to:

Tara Minerals Corp.

2162 Acorn Court

Wheaton, IL 60187

 (630) 462-2079

Attention:  Secretary

The following documents filed with the Commission by the Company are hereby incorporated by reference into this Prospectus:

(1)

the Company’s Registration Statement on Form SB-2 (SEC file # 333-143512);

(2)

the Company’s report on Form 10-KSB for the year ended October 31, 2007.

(3)

the Company’s report on Form 10-Q for the three months ended April 30, 2008.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus from the date of the filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY ............…………………………………………….………

RISK FACTORS ………………………............…………………………………………

DILUTION AND COMPARATIVE SHARE DATA…………………………………….

USE OF PROCEEDS .................................……………………………………………….

SELLING SHAREHOLDERS............................................………………………………..

PLAN OF DISTRIBUTION ..........................................……………………….…………...

DESCRIPTION OF COMMON STOCK ...................................……………………….….

GENERAL ..........................................................……………………………………….…...

PROSPECTUS SUMMARY

Tara Minerals was incorporated in Nevada on May 12, 2006.

Tara Minerals is involved in the exploration and development of mining properties which may be productive of metals such as copper, lead and zinc.  As of the date of this prospectus Tara Minerals had acquired three mining properties in Mexico.

           Tara Minerals’ offices are located at 2162 Acorn Court, Wheaton, IL 60187.  Tara Minerals’ telephone number is 630-462-2079 and its fax number is 630-456-4135.

Tara Minerals’ common stock trades on the OCT Bulletin Board under the symbol “TARM”.

Tara Minerals’ website is www.taraminerals.com.

As of June 30, 2008 Tara Minerals had 38,949,334 outstanding shares of common stock.

The Offering

By means of this prospectus a number of the shareholders of Tara Minerals are offering to sell shares of its common stock.  The shares owned by the selling shareholders may be sold in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.

The purchase of the securities offered by this prospectus involves a high degree of risk.  Risk factors include the lack of any relevant operating history, losses since Tara Minerals was incorporated, and the need for Tara Minerals to sell more of its common stock to raise additional capital.  See “Risk Factors” for additional risks.

RISK FACTORS

The securities offered by this prospectus involve a high degree of risk.  Prospective investors should consider the following risk factors which affect Tara Minerals’ business and this offering.  If any of the risks discussed below materialize, shares of Tara Minerals’ common stock could decline in value or become worthless.

Risk Factors Related to Tara Minerals’ Business.

TARA MINERALS IS IN THE EXPLORATION STAGE, HAS CONDUCTED ONLY LIMITED OPERATIONS, AND MAY NEVER BE PROFITABLE.  As of the date of this prospectus Tara Minerals:

•

had not generated any revenue, and

•

did not have any probable or proven reserves.

Tara Minerals may not be able to implement its business plan, may never be profitable, and the shares which may be sold in this offering may not have any value.

THE FAILURE OF TARA MINERALS TO OBTAIN CAPITAL MAY SIGNIFICANTLY RESTRICT ITS PROPOSED OPERATIONS.  The capital required for exploration and development of mining properties is substantial.  Even if Tara Minerals finds a valuable deposit of minerals, it may be several years before production is possible.

Tara Minerals does not know what the terms of any future capital raising may be but any future sale of Tara Minerals’ equity securities would dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering.  The failure of Tara Minerals to obtain the capital which it requires will result in the slower implementation of Tara Minerals’ business plan or the inability of Tara Minerals to implement its business plan.  Tara Minerals may not be able to obtain the capital which it will need.

TARA MINERALS’ EARNINGS WILL BE AFFECTED BY THE PRICE OF COPPER, LEAD, ZINC AND SILVER.  Tara Minerals’ revenues will primarily be derived from the sale of metals such as copper, lead, zinc and silver.  As a result, Tara Minerals’ earnings will be directly related to the prices of these metals which are affected by numerous factors including:

•

expectations for inflation;

•

speculative activities;

•

relative exchange rate of the U.S. dollar;

•

global and regional demand and production;

•

political and economic conditions; and

•

production costs in major producing regions.

These factors are beyond Tara Minerals’ control and are impossible to predict.  If the market prices for these metals fall below the costs to produce them for a sustained period of time, Tara Minerals may have to discontinue its exploration, development or mining operations.

THE EXPLORATION AND DEVELOPMENT OF NEW ORE BODIES MAY COST MORE AND PROVIDE LESS RETURN THAN ESTIMATED.  Tara Minerals’ operations will be dependent to a large extent on its ability to explore for and develop new ore bodies and/or expand existing mining operations. Before it can begin a development project, Tara Minerals Tara Minerals must first determine whether it is economically feasible to do so. This determination will be based on estimates of several factors, including:

•

reserves;

•

expected recovery rates of metals from the ore;

•

facility and equipment costs;

•

capital and operating costs of a development project;

•

future metals prices;

•

comparable facility and equipment costs; and

•

anticipated climate conditions.

Some mining prospects may have no operating history upon which to base any estimates, in which case estimates will be based in large part on Tara Minerals’ interpretation of geological data, a limited number of drill holes, and other sampling techniques.  Actual operating costs and returns from a development project may differ substantially from estimates, causing the project to be uneconomical.

TARA MINERALS’ EXPLORATION EFFORTS MAY NOT BE SUCCESSFUL.  Tara Minerals must continually replace ore reserves depleted by production. Tara Minerals’ ability to replace depleted ore reserves will depend on the success of its exploration program. Mineral exploration is highly speculative, involves many risks and is often nonproductive. Even if Tara Minerals finds a valuable deposit of minerals, it may be several years before production is possible.

During that time, it may not be economically feasible to mine and process mineral deposits. Establishing ore reserves requires substantial capital expenditures and, in the case of new properties, to construct mining and processing facilities. As a result of these costs and uncertainties, Tara Minerals may never be profitable.

TARA MINERALS WILL FACE STRONG COMPETITION FROM OTHER MINING COMPANIES FOR THE ACQUISITION OF PROPERTIES.  Mines have limited lives and as a result, Tara Minerals must continually seek to replace and expand reserves through the acquisition of new properties. In addition, there is a limited supply of desirable mineral lands available in the Mexico and other areas where Tara Minerals would consider conducting exploration and/or production activities. Tara Minerals will face strong competition for new properties from other mining companies, many of which have greater financial resources than Tara Minerals.  As a result, Tara Minerals may be unable to acquire attractive new mining properties on terms that considered acceptable.

THE UNAVAILABILITY OF PERSONNEL, MATERIAL OR EQUIPMENT WOULD PREVENT THE EXPLORATION AND DEVELOPMENT OF TARA MINERALS’ PROPERTIES.  Tara Minerals does not plan to hire any additional employees to implement its business plan but rather plans to use independent contractors for its mining operations.  In addition, all material and equipment used in its mining operations will be obtained from unrelated third parties.  However, shortages of qualified personnel, material and equipment needed for Tara Minerals’ mining operations could interfere with Tara Minerals’ exploration and development plans and, consequently, Tara Minerals may incur costs in excess of those anticipated as well as delays in its mining operations.  Additionally, because the contractors who will provide services to Tara Minerals may be involved in mining activities for others, to the extent the contractors can obtain only a limited supply of a necessary item, they may use the item for mining operations unrelated to Tara Minerals’ properties.

THE TITLES TO SOME PROPERTIES MAY BE DEFECTIVE, IN WHICH CASE TARA MINERALS MAY NOT BE ABLE TO PRODUCE ORE FROM THE PROPERTIES.  Mining properties located in foreign countries may constitute a significant portion of Tara Minerals’ property holdings. The validity of the title to mining properties in foreign countries is often uncertain and may be contested. In accordance with mining industry practice, Tara Minerals will not generally obtain title opinions until it decides to develop a property. Therefore, while Tara Minerals will attempt to acquire satisfactory title to undeveloped properties, some titles may be defective.

TARA MINERALS’ OPERATIONS MAY BE ADVERSELY AFFECTED BY RISKS AND HAZARDS ASSOCIATED WITH THE MINING INDUSTRY.  Tara Minerals’ business will be subject to a number of risks and hazards including:

•

environmental hazards;

•

political and country risks;

•

industrial accidents;

•

labor disputes;

•

unusual or unexpected geologic formations;

•

cave-ins;

•

explosive rock failures; and

•

flooding and periodic interruptions due to inclement or hazardous weather conditions.

These risks could result in:

•

damage to or destruction of mineral properties or producing facilities;

•

personal injury;

•

environmental damage;

•

delays in mining;

•

monetary losses; and

•

legal liability.

However, Tara Minerals may not be able to obtain insurance to protect itself against future losses, particularly if there is a significant increase in the cost of premiums. Insurance against environmental risks may generally be either unavailable or too expensive, in which case Tara Minerals would not maintain environmental insurance. To the extent Tara Minerals is subject to environmental liabilities, it would have to pay for these liabilities. Moreover, in the event that Tara Minerals is unable to fully pay for the cost of remedying an environmental problem, Tara Minerals might be required to suspend operations or enter into other interim compliance measures.

TARA MINERALS MAY BE UNABLE TO CONDUCT MINING OPERATIONS IF IT IS UNABLE TO OBTAIN REQUIRED GOVERNMENT PERMITS.  In the ordinary course of business, mining companies are required to obtain government permits for mining operations. Obtaining the necessary government permits is a complex and time-consuming process involving numerous jurisdictions and often involving public hearings and costly undertakings. The duration and success of efforts to obtain permits will be contingent upon many variables not within Tara Minerals’ control. Obtaining environmental protection permits, including the approval of reclamation plans, may increase costs and cause delays depending on the nature of the activity to be permitted and the interpretation of applicable requirements implemented by the permitting authority.  Tara Minerals may not be able to obtain all permits necessary for its mining operations and, if obtained, the costs involved may exceed those previously estimated. It is possible that the costs and delays associated with the compliance with applicable standards and regulations could become so significant that Tara Minerals would not proceed with the development or operation of a mine or mines.

TARA MINERALS WILL FACE SUBSTANTIAL GOVERNMENTAL REGULATION AND ENVIRONMENTAL RISKS, WHICH COULD CAUSE TARA MINERALS TO SPEND SUBSTANTIAL AMOUNTS OF MONEY.  Tara Minerals’ business will be subject to extensive laws and regulations governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters.

Tara Minerals may be required to maintain reserves for costs associated with mine closure, reclamation of land and other environmental matters. Future expenditures related to closure, reclamation and environmental expenditures are difficult to estimate due to:

•

the uncertainties relating to the costs and remediation methods that will be required in specific situations;

•

the possible participation of other potentially responsible parties; and

•

changing environmental laws, regulations and interpretations.

Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. The amount of the financial assurances and the amount required to be set aside as collateral for financial assurances are dependent upon a number of factors, including reclamation cost estimates.  Tara Minerals may be unable to maintain the financial assurances which may be required.

TARA MINERALS’ OFFICERS HAVE LIMITED MINING EXPERIENCE AND DO NOT PLAN TO DEVOTE THEIR FULL TIME TO TARA MINERALS’ BUSINESS.  The President of Tara Minerals is Francis Richard Biscan, Jr.  Although Tara Minerals plans to hire experienced geologists and contractors, Mr. Biscan has only limited experience in mining.  In addition, since Tara Minerals’ officers plan to devote only a portion of their time to its business, Tara Minerals’ chances of being profitable will be less than if it had full time management.  Notwithstanding the above, the loss of Mr. Biscan, whether as a result of death, disability or otherwise, may have a material adverse effect upon Tara Minerals’ business.

TARA MINERALS’ PRINCIPAL SHAREHOLDER OWNS A CONTROLLING INTEREST IN TARA MINERALS’ COMMON STOCK.  Tara Gold Resources Corp. owns 80% of Tara Minerals’ outstanding common stock and is able to control the election of directors, the appointment of officers, and the outcome of other corporate actions requiring shareholder approval.  As a result of this concentration of ownership, other shareholders do no have the voting power to change management, even if a change in management would be perceived by the investment community as being beneficial.

Risk Factors Related to this Offering

SINCE AS OF THE DATE OF THIS PROSPECTUS THERE WAS ONLY A LIMITED PUBLIC MARKET FOR TARA MINERALS’ COMMON STOCK, PURCHASERS OF THE SHARES OFFERED BY THIS PROSPECTUS MAY BE UNABLE TO SELL THEIR SHARES.   If purchasers are unable to sell their shares, purchasers may never be able to recover any amounts which they paid for Tara Minerals’ common stock.

DISCLOSURE REQUIREMENTS PERTAINING TO PENNY STOCKS MAY REDUCE THE LEVEL OF TRADING ACTIVITY IN THE MARKET FOR TARA MINERALS’ COMMON STOCK AND INVESTORS MAY FIND IT DIFFICULT TO SELL THEIR SHARES.   Trading in Tara Minerals’ common stock is subject to Rule 15g-9 of the Securities and Exchange Commission, which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors.  For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale.  The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system).  The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

SELLING SHAREHOLDERS

The Company has issued (or may in the future issue) shares of its common stock to various persons pursuant to certain employee compensation plans adopted by the Company.  The employee compensation plans provide for the grant or issuance to selected employees of the Company and other persons of shares of the Company’s common stock or options to purchase shares of the Company’s common stock.  Persons who received shares pursuant to the Plans and who are offering such shares to the public by means of this Prospectus are referred to as the “Selling Shareholders”.

The Company has adopted stock option and stock bonus plans.  A summary description of these plans follows.  In some cases these Plans are collectively referred to as the “Plans”.

Incentive Stock Option Plan.  The Company’s Incentive Stock Option Plan authorizes the issuance of shares of the Company’s Common Stock to persons that exercise options granted pursuant to the Plan.  Only Company employees may be granted options pursuant to the Incentive Stock Option Plan.

Non-Qualified Stock Option Plan.  The Company’s Non-Qualified Stock Option Plan authorizes the issuance of shares of the Company’s Common Stock to persons that exercise options granted pursuant to the Plans.  The Company’s employees, directors, officers, consultants and advisors are eligible to be granted options pursuant to the Plans, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.  The option exercise price is determined by the Committee.

Stock Bonus Plan.  The Company’s Stock Bonus Plan allows for the issuance of shares of Common Stock to it’s employees, directors, officers, consultants and advisors.  However bona fide services must be rendered by the consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction.

Summary.  The following is a summary of the options granted pursuant to the Plans as of June 30, 2008.  Each option represents the right to purchase one share of the Company’s common stock.

    Total

   Shares

    Shares

Reserved for

    Shares

  Remaining

  Reserved

Outstanding

  Issued as

  Options/Shares

Name of Plan

Under Plans

   Options

Stock Bonus

  Under Plans

Incentive Stock Option Plan

1,000,000

--

N/A

1,000,000

Non-Qualified Stock Option Plan

3,000,000

1,720,000

N/A

1,280,000

Stock Bonus Plan

750,000

N/A

750,000

The following lists in detail the options granted as of June 30, 2008.  All of the options listed below were granted pursuant to the Company’s Non-Qualified Stock Option Plan.

Shares Issuable

Upon Exercise

Exercise

Expiration

Options Exercised

Name

    of Options

   Price

    Date

  As of June 30, 2008

Francis R. Biscan, Jr.

750,000

$0.05

2/01/10

--

Clifford A. Brown

250,000

$0.05

2/01/10

--

John Brownlie

360,000

$0.50

5/31/11 (1)

--

Jeff Pritchard

360,000

$0.50

5/31/11 (1)

--

(1)

These options will expire on the first to occur of the following: (i) the Expiration Date, (ii) the date the option holder resigns as a director of the Company, or (iii) the date the option holder is removed from office for Cause.

For the purpose of these options "Cause" means any action by the Option Holder or any inaction by the Option Holder which constitutes:

(i)

fraud, embezzlement, misappropriation, dishonesty or breach of trust;

(ii)

a willful or knowing failure or refusal by the Option Holder to perform any or all of his material duties and responsibilities as a director of the Company, other than as the result of the Option Holder's death or Disability; or

(iii)

gross negligence by the Option Holder in the performance of any or all of his material duties and responsibilities as a director of the Company, other than as a result of the Option Holder's death or Disability;

For purposes of these options "Disability" means any mental or physical illness, condition, disability or incapacity which prevents the Option Holder from reasonably discharging his duties and responsibilities as a director of the Company.  If any disagreement or dispute shall arise between the Company and the Option Holder as to whether the Option Holder suffers from a Disability, then, in such event, the Option Holder shall submit to the physical or mental examination of a physician licensed under the laws of Illinois, who is mutually agreeable to the Company and the Option Holder, and such physician shall determine whether the Option Holder suffers from such a Disability.  In the absence of fraud or bad faith, the determination of such physician shall be final and binding upon the Company and the Option Holder.

Shares issued or issuable upon the exercise of options granted to the Company’s officers and directors pursuant to the Incentive Stock Option and Non-Qualified Stock Option Plans, as well as shares issued pursuant to the Stock Bonus Plan, are being offered by means of this Prospectus.  The following table lists the shareholdings of the Company’s officers and directors and the shares offered by means of this Prospectus as of June 30, 2008.

   Number of

  Number of Shares

  Shares to be

  Name of

      Being Offered

   Owned on

Percent

  Selling

  Number of

Option

Bonus

Completion of

    of

Shareholder

Shares Owned

Shares (1)

Shares

  the Offering

  Class

Francis R. Biscan, Jr.

--

750,000

--

--

--

Clifford A. Brown

--

250,000

--

--

--

John Brownlie

360,000

360,000

--

360,000

(2)

Jeff Pritchard

75,000

360,000

--

75,000

(2)

(1)

Represents shares issuable upon the exercise of Non-Qualified stock options.

(2)

Less than 1%

John Brownlie and Jeff Pritchard are directors of the Company.

The Company has filed with the Commission under the Securities Act of 1933 a Form S-8 registration statement, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time in the over-the-counter market or in privately negotiated transactions.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell the Shares offered by this Prospectus from time to time in negotiated transactions in the over-the-counter market at fixed prices which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.  The Selling Shareholders may effect such transactions by selling the Shares to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker/dealers may act as agent or to whom they may sell, as principal, or both (which compensation as to a particular broker/dealer may be in excess of customary compensation).

The Selling Shareholders and any broker/dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of §2(11) of the Securities Acts of 1933, and any commissions received by them and profit on any resale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.  The Company has agreed to indemnify the Selling Shareholders and any securities broker/dealers who may be deemed to be underwriters against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

The Company has advised the Selling Shareholders that they and any securities broker/dealers or others who may be deemed to be statutory underwriters will be subject to the Prospectus delivery requirements under the Securities Act of 1933.  The Company has also advised each Selling Shareholder that in the event of a "distribution" of the shares owned by the Selling Shareholder, such Selling Shareholder, any "affiliated purchasers", and any broker/ dealer or other person who participates in such distribution may be subject to Rule 102 under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed.  A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods".  The Company has also advised the Selling Shareholders that Rule 101 under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock in connection with this offering.

DESCRIPTION OF SECURITIES

Tara Minerals is authorized to issue 75,000,000 shares of common stock.  Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of the outstanding common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore and, in the event of liquidation, to share pro rata in any distribution of Tara Minerals’ assets after payment of liabilities.  The board is not obligated to declare a dividend.  It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to additional shares if issued by Tara Minerals.  There are no conversion, redemption, sinking fund or similar provisions regarding the common stock.  All outstanding shares of common stock are fully paid and nonassessable.

Transfer Agent

Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.  Telephone 303-282-4800, Fax 303-282-5800.

GENERAL

The Company’s Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them as a result of their being or having been the Company directors or officers unless, in any such action, they have acted with gross negligence or willful misconduct.  Officers and Directors are not entitled to be indemnified for claims or losses resulting from a breach of their duty of loyalty to the Company, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or a transaction from which the director derived an improper personal benefit.  Insofar as indemnification for liabilities arising under the Securities Act of l933 may be permitted to the Company’s directors and officers, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of l933, and is, therefore, unenforceable.

No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with this offering and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the selling shareholders.  This prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, the securities offered in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation.  Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the affairs of the Company since the date hereof or that any information contained herein is correct as to any time subsequent to its date.

All dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.  This is an addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.